Exhibit 10.14
NONEMPLOYEE DIRECTOR
AMENDED AND RESTATED STOCK INCENTIVE PLAN (2006)
STOCK OPTION AGREEMENT
(NSO)
     THIS AGREEMENT, made this                     day of                     , 200___by and between Graco Inc., a Minnesota corporation (the “Company”) and «NAME» (the “Nonemployee Director”).
     WITNESSETH THAT:
     WHEREAS, the Company pursuant to the Graco Inc. Amended and Restated Stock Incentive Plan (2006) (the “Plan”) wishes to grant this stock option to Nonemployee Director.
     NOW THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties agree as follows:
1.	Grant of Option

The Company grants to Nonemployee Director the right and option (the “Option”) to purchase all or any part of an aggregate of «Shares» shares of Common Stock of the Company, par value $1.00 per share, at the price of «Price» per share on the terms and conditions set forth herein. This is a nonstatutory stock Option which does not qualify for special tax treatment under Sections 421 or 422 of the Internal Revenue Code. The date of grant is (the “Date of Grant”)

2.	Duration and Exercisability
A.	No portion of this Option may be exercised by Nonemployee Director until the first anniversary of the Date of Grant, and then only in accordance with the Vesting Schedule set forth below. In no event shall this Option or any portion of this Option be exercisable following the tenth anniversary of the Date of Grant.

Vesting Schedule

Portion of Option
Date	Exercisable
First Anniversary of Date of Grant	25%
Second Anniversary of Date of Grant	50%
Third Anniversary of Date of Grant	75%
Fourth Anniversary of Date of Grant	100%
If Nonemployee Director does not purchase in any one year the full number of shares of Common Stock of the Company to which he/she is entitled under this Option, he/she may, subject to the terms and conditions of Section 3 hereof, purchase such shares of Common Stock in any subsequent year during the term of this Option. The Option shall expire as of the close of trading at the national securities exchange on which the Common Stock is traded (“Exchange”) on the tenth anniversary of the Date of Grant, or if the Exchange is closed on
Nonemployee Director Stk Opt Agmt 4/2009

the anniversary date, or the Common Stock of the Company is not trading on said anniversary date, such earlier business day on which the Common Stock is trading on the Exchange.
B.	During the lifetime of Nonemployee Director, the Option shall be exercisable only by him/her and shall not be assignable or transferable by him/her otherwise than by will or the laws of descent and distribution.

C.	Under no circumstances may the Option granted by this Agreement be exercised after the term of the Option expires.
3.	Effect of Termination of Membership on the Board
A.	In the event Nonemployee Director ceases being a director of the Company for any reason other than the reasons identified in Section 3B below, Nonemployee Director shall have the right to exercise the Option as follows:
(1)	If Nonemployee Director was a member of the Board of Directors of the Company for five (5) or more years, the portion of the Option not yet exercisable shall become immediately exercisable upon the date Nonemployee Director ceases being a director. Nonemployee Director may exercise all or any portion of the Option not yet exercised for a period beginning on the day after the date of Nonemployee Director’s ceasing to be a director and ending at the close of trading on the Exchange on the tenth anniversary of the Date of Grant, provided that if Nonemployee Director dies during the period between the date of Nonemployee Director ceasing to be a director and the expiration of the Option, the executor(s) or administrator(s) of Nonemployee Director’s estate, or any person(s) to whom the Option was transferred by will or the applicable laws of distribution and descent may exercise the unexercised portion of the Option at any time during a period beginning the day after the date of Nonemployee Director’s death and ending at the close of trading on the Exchange on the anniversary of death one (1) year later. In no event shall the Option be exercisable following the tenth anniversary of the Date of Grant.

(2)	If Nonemployee Director was a member of the Board of Directors of the Company for less than five (5) years, Nonemployee Director may exercise that portion of the Option exercisable upon the date Nonemployee Director ceases being a director at any time within the period beginning on the day after Nonemployee Director ceases being a director and ending at the close of trading on the Exchange thirty (30) days later. If Nonemployee Director dies within the thirty (30) day period and shall not have fully exercised the Option, the executor(s) or administrator(s) of Nonemployee Director’s estate, or any person(s) to whom the Option was transferred by will or the applicable laws of distribution and descent, may exercise the remaining portion of the Option at any time during a period beginning on the day after the date of Nonemployee Director’s death and ending at the close of trading on the Exchange on the anniversary of death one (1) year later.

(3)	If Nonemployee Director dies while a member of the Board of Directors of the Company, the Option, to the extent exercisable by Nonemployee Director at the date of death, may be exercised by the executor(s) or administrator(s) of Nonemployee Director’s estate, or any person(s) to whom the Option was transferred by will or the applicable laws of distribution and descent, at any time during a period beginning on
Nonemployee Director Stk Opt Agmt 4/2009

the day after the date of Nonemployee Director’s death and ending at the close of trading on the Exchange on the anniversary of death one (1) year later.
(4)	In the event the Option is exercised by the executors, administrators, legatees, or distributees of the estate of a deceased Nonemployee Director, the Company shall be under no obligation to issue stock thereunder unless and until the Company is satisfied that the person(s) exercising the Option is the duly appointed legal representative of Nonemployee Director’s estate or the proper legatee or distributee thereof.
B.	If Nonemployee Director ceases being a director of the Company by reason of Nonemployee Director’s gross and willful misconduct, including but not limited to, (i) fraud or intentional misrepresentation; (ii) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any affiliate of the Company; (iii) breach of fiduciary duty, or (iv) any other gross or willful misconduct, as determined by the Board, in its sole and conclusive discretion, the unexercised portion of the Option granted to such Nonemployee Director shall immediately be forfeited as of the time of the misconduct. If the Board determines subsequent to the time Nonemployee Director ceases being a director of the Company for whatever reason, that Nonemployee Director engaged in conduct while a member of the Board of Directors of the Company that would constitute gross and willful misconduct, the Option shall terminate as of the time of such misconduct. Furthermore, if the Option is exercised in whole or in part and the Board thereafter determines that Nonemployee Director engaged in gross and willful misconduct while a member of the Board of Directors of the Company at any time prior to the date of such exercise, the Option shall be deemed to have terminated as of the time of the misconduct and the Company may elect to rescind the Option exercise.
C.	For purposes of this Section 3, if the last day of the relevant period is a day upon which the Exchange is not open for trading or the Common Stock is not trading on that day, the relevant period will expire at the close of trading on such earlier business day on which the Exchange is open and the Common Stock is trading.
4.	Manner of Exercise
A.	Nonemployee Director or other proper party may exercise the Option only by delivering within the term of the Option written notice to the Company at its principal office in Minneapolis, Minnesota, stating the number of shares as to which the Option is being exercised and, except as provided in Sections 4B(2) and 4C, accompanied by payment in full of one hundred percent (100%) of the Option price.

B.	The Nonemployee Director may, at his/her election, pay the Option price as follows:
(1)	by cash or check (bank check, certified check, or personal check),

(2)	by delivery of shares of Common Stock to the Company, which shall have been owned for at least six (6) months and have a fair market value per share on the date of surrender equal to the exercise price.
For purposes of Section 4B(2), the fair market value of the Company’s Common Stock shall be the closing price of the Common Stock on the Exchange on the day immediately preceding the date of exercise. If there is not a quotation available for such day, then the closing price on the next preceding day for which such a quotation exists shall be determinative of fair market value. If the shares are not then traded on an exchange, the fair
Nonemployee Director Stk Opt Agmt 4/2009

market value shall be the average of the closing bid and asked prices of the Common Stock as reported by the National Association of Securities Dealers Automated Quotation System. If the Common Stock is not then traded on NASDAQ or on an exchange, then the fair market value shall be determined in such manner as the Company shall deem reasonable.
C.	The Nonemployee Director may, with the consent of the Company, pay the Option price by delivery to the Company of a properly executed exercise notice, together with irrevocable instructions to a broker to promptly deliver to the Company from sale or loan proceeds the amount required to pay the exercise price.
5.	Change of Control
A.	Notwithstanding Section 2A hereof, the entire Option shall become immediately and fully exercisable upon a “Change of Control” and shall remain fully exercisable until either exercised or expiring by its terms. A “Change of Control” means:
(1)	an acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “1934 Act”)), (a “Person”), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) which, together with other acquisitions by such Person, results in the aggregate beneficial ownership by such Person of 30% or more of either
(a)	the then outstanding shares of Common Stock of the Company (the “Outstanding Company Common Stock”) or

(b)	the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”);
provided, however, that the following acquisitions will not result in a Change of Control:
(i)	an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company,

(ii)	an acquisition by the Employee or any group that includes the Employee, or

(iii)	an acquisition by any entity pursuant to a transaction that complies with clauses (a), (b) and (c) of Section 5A(3) below; or
(2)	Individuals who, as of the date hereof, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of said Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial membership on the Board occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies by or on behalf of a Person other than the Board; or
Nonemployee Director Stk Opt Agmt 4/2009

(3)	Consummation of a reorganization, merger or consolidation of the Company with or into another entity or a statutory exchange of Outstanding Company Common Stock or Outstanding Company Voting Securities or sale or other disposition of all or substantially all of the assets of the Company (“Business Combination”); excluding, however, such a Business Combination pursuant to which
(a)	all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, a majority of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or comparable equity interests), as the case may be, of the surviving or acquiring entity resulting from such Business Combination (including, without limitation, an entity that as a result of such transaction beneficially owns 100% of the outstanding shares of common stock and the combined voting power of the then outstanding voting securities (or comparable equity securities) or all or substantially all of the Company’s assets either directly or indirectly) in substantially the same proportions (as compared to the other holders of the Company’s common stock and voting securities prior to the Business Combination) as their respective ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities,

(b)	no Person (excluding (i) any employee benefit plan (or related trust) sponsored or maintained by the Company or such entity resulting from such Business Combination or any entity controlled by the Company or the entity resulting from such Business Combination, (ii) any entity beneficially owning 100% of the outstanding shares of common stock and the combined voting power of the then outstanding voting securities (or comparable equity securities) or all or substantially all of the Company’s assets either directly or indirectly and (iii) the Employee and any group that includes the Employee) beneficially owns, directly or indirectly, 30% or more of the then outstanding shares of common stock (or comparable equity interests) of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities (or comparable equity interests) of such entity, and

(c)	immediately after the Business Combination, a majority of the members of the board of directors (or comparable governors) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or
(4)	approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.
6.	Adjustments; Fundamental Change
A.	If there shall be any change in the number or character of the Common Stock of the Company through merger, consolidation, reorganization, recapitalization, dividend in the form of stock (of whatever amount), stock split or other change in the corporate structure of
Nonemployee Director Stk Opt Agmt 4/2009

the Company, and all or any portion of the Option shall then be unexercised and not yet expired, appropriate adjustments in the outstanding Option shall be made by the Company, in order to prevent dilution or enlargement of Employee’s Option rights. Such adjustments shall include, where appropriate, changes in the number of shares of Common Stock and the price per share subject to the outstanding Option.

B.	In the event of a proposed (i) dissolution or liquidation of the Company, (ii) a sale of substantially all of the assets of the Company, (iii) a merger or consolidation of the Company with or into any other corporation, regardless of whether the Company is the surviving corporation, or (iv) a statutory share exchange involving the capital stock of the Company (each, a “Fundamental Change”), the Management Organization and Compensation Committee of the Board (the “Committee”) may, but shall not be obligated to:
(1)	with respect to a Fundamental Change that involves a merger, consolidation or statutory share exchange, make appropriate provision for the protection of the Option by the substitution of options and appropriate voting common stock of the corporation surviving any such merger or consolidation or, if appropriate, the “parent corporation” (as defined in Section 424(e) of the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder, or any successor provision) of the Company or such surviving corporation, in lieu of the Option and shares of Common Stock of the Company, or

(2)	with respect to any Fundamental Change, including, without limitation, a merger, consolidation or statutory share exchange, declare, prior to the occurrence of the Fundamental Change, and provide written notice to the holder of the Option of the declaration, that the Option, whether or not then exercisable, shall be canceled at the time of, or immediately prior to the occurrence of, the Fundamental Change in exchange for payment to the holder of the Option, within 20 days after the Fundamental Change, of cash (or, if the Committee so elects in lieu of solely cash, of such form(s) of consideration, including cash and/or property, singly or in such combination as the Committee shall determine, that the holder of the Option would have received as a result of the Fundamental Change if the holder of the Option had exercised the Option immediately prior to the Fundamental Change) equal to, for each share of Common Stock covered by the canceled Option, the amount, if any, by which the Fair Market Value (as defined in this Section 6B) per share of Common Stock exceeds the exercise price per share of Common Stock covered by the Option. At the time of the declaration provided for in the immediately preceding sentence, the Option shall immediately become exercisable in full and the holder of the Option shall have the right, during the period preceding the time of cancellation of the Option, to exercise the Option as to all or any part of the shares of Common Stock covered thereby in whole or in part, as the case may be. In the event of a declaration pursuant to this Section 6B, the Option, to the extent that it shall not have been exercised prior to the Fundamental Change, shall be canceled at the time of, or immediately prior to, the Fundamental Change, as provided in the declaration. Notwithstanding the foregoing, the holder of the Option shall not be entitled to the payment provided for in this Section 6B if such Option shall have expired or been forfeited. For purposes of this Section 6B only, “Fair Market Value” per share of Common Stock means the fair market value, as determined in good faith by the Committee, of the consideration to be received per share of Common Stock by the shareholders of the Company upon the occurrence of the Fundamental Change, notwithstanding anything to the contrary provided in this Agreement.
Nonemployee Director Stk Opt Agmt 4/2009

7.	Miscellaneous
A.	This Option is granted pursuant to the Plan and is subject to its terms. The terms of the Plan are available for inspection during business hours at the principal offices of the Company.

B.	Neither the Plan nor any action taken hereunder shall be construed as giving Nonemployee Director any right to be retained in the service of the Company.

C.	Neither Nonemployee Director, Nonemployee Director’s legal representative, nor the executor(s) or administrator(s) of Nonemployee Director’s estate, or any person(s) to whom the Option was transferred by will or the applicable laws of distribution and descent shall be, or have any of the rights or privileges of, a shareholder of the Company in respect of any shares of Common Stock receivable upon the exercise of this Option, in whole or in part, unless and until such shares shall have been issued upon exercise of this Option.

D.	The Company shall at all times during the term of the Option reserve and keep available such number of shares as will be sufficient to satisfy the requirements of this Agreement.

E.	The internal law, and not the law of conflicts, of the State of Minnesota, U.S.A., shall govern all questions concerning the validity, construction and effect of this Agreement, the Plan and any rules and regulations relating to the Plan or this Option.

F.	Nonemployee Director hereby consents to the transfer to his employer or the Company of information relating to his/her participation in the Plan, including the personal data set forth in this Agreement, between them or to other related parties in the United States or elsewhere, or to any financial institution or other third party engaged by the Company, but solely for the purpose of administering the Plan and this Option. Nonemployee Director also consents to the storage and processing of such data by such persons for this purpose.
IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the day and year first above written.

GRACO INC.
By	.
Its Vice President, General Counsel
and Secretary

NONEMPLOYEE DIRECTOR
.
«NAME»

Nonemployee Director Stk Opt Agmt 4/2009